                                                    Registration No. 33-
                                                                        -------
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            -----------------------

              MORGAN STANLEY GROUP INC.                                               MORGAN STANLEY FINANCE PLC
(Exact name of registrant as specified in its charter)                  (Exact name of registrant as specified in its charter)

              DELAWARE                         13-2838811                        ENGLAND                       Not Applicable
    (State or other jurisdiction            (I.R.S. Employer           (State or other jurisdiction            (I.R.S. Employer
  of incorporation or organization)      Identification Number)      of incorporation or organization)      Identification Number)

                                                                                           25 Cabot Square
                   1251 Avenue of the Americas                                               Canary Wharf
                    New York, New York  10020                                           London, E14 4QA England
                         (212) 703-4000                                                    (44-171) 425-8000
       (Address, including zip code, and telephone number,                (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)  including area code, of registrant's principal executive offices)

                            -----------------------
                              Ralph L. Pellecchio
                              Assistant Secretary
                           Morgan Stanley Group Inc.
                          1251 Avenue of the Americas
                           New York, New York  10020
                                (212) 703-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies To:

        Jerry V. Elliott                               John M. Brandow
      Shearman & Sterling                           Davis Polk & Wardwell
      599 Lexington Avenue                           450 Lexington Avenue
    New York, New York  10022                      New York, New York  10017

                            -----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.[X]

                          CALCULATION OF REGISTRATION FEE

====================================================================================================================================

  Title of each class of             Amount to       Proposed maximum offering         Proposed maximum               Amount of
securities to be registered        be registered      price per security (1)       aggregate offering price (1)    registration fee

- ------------------------------------------------------------------------------------------------------------------------------------

Debt Securities............                                 100%
Guarantees of Debt
 Securities (2)............                                  --
Preferred Stock (3)........                                  --
Depositary Shares (4)......                                  --
Preferred Stock Purchase        $500,000,000(8)(9)           --                              $500,000,000                $172,414
 Contracts (5).............                                  --
Capital Units (6)..........                                  --
Depositary Interests (7)...                                  --
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee.
(2) To be issued by Morgan Stanley Group Inc. in connection with the issuance of Debt Securities of Morgan Stanley Finance plc.
(3) There are being registered hereby such indeterminate number of shares of Preferred Stock of Morgan Stanley Group Inc. as may from time to time be issued at indeterminate prices.
(4) There are being registered hereby such indeterminate number of Depositary Shares as may be issued in the event that Morgan Stanley Group Inc. elects to offer fractional interests in shares of the Preferred Stock registered hereby.
(5) There are being registered hereby such indeterminate number of Preferred Stock Purchase Contracts as may be issued by Morgan Stanley Group Inc. at indeterminate prices together with any Debt Securities and Guarantees.
(6) There are being registered hereby such indeterminate number of Capital Units as may be issued at indeterminate prices and as may consist of one or more Preferred Stock Purchase Contracts and Debt Securities and Guarantees of such Debt Securities. Capital Units issued as Definitive Capital Units will consist of definitive registered Purchase Contracts and definitive registered Debt Securities and Guarantees of such Debt Securities. Capital Units issued as Book-Entry Capital Units will be represented by certificateless depositary interests issued to The Depository Trust Company or its nominee by a depositary holding a global registered Purchase Contract and a global Debt Security (and Guarantee of such Debt Security).
(7) There are being registered hereby such indeterminate number of depositary interests representing interests in Capital Units as may be issued at indeterminate prices by a depositary holding a global registered Purchase Contract and a Global Debt Security (and Guarantee of such Debt Security).
(8) This registration statement also relates to offers and sales of Debt Securities, Guarantees, Preferred Stock, Depositary Shares and Capital Units in connection with market-making transactions by and through affiliates of the registrants (subject, with respect to Preferred Stock, Depositary Shares and Capital Units, to approval of the New York Stock Exchange in connection with market-making transactions by and through Morgan Stanley & Co. Incorporated).
(9) Or, if any Debt Securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $500,000,000 to the registrants or (ii) with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent to $500,000,000 at the time of initial offering.

    The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

    Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is a part of this registration statement is a combined Prospectus relating also to registration statement no. 33-51067
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Issued April 14, 1995
                                  $503,572,500
                           Morgan Stanley Group Inc.
                           Morgan Stanley Finance plc

                                DEBT SECURITIES
                         GUARANTEES OF DEBT SECURITIES
                                PREFERRED STOCK
                       PREFERRED STOCK PURCHASE CONTRACTS
                                 CAPITAL UNITS

                                  ----------

  Morgan Stanley Finance plc ("MS plc"), an indirect wholly owned subsidiary of Morgan Stanley Group Inc. (the "Company"), may offer and issue from time to time Debt Securities in one or more series. Any Debt Securities offered by MS plc will be fully and unconditionally guaranteed pursuant to a guarantee (a "Guarantee") of the Company. Debt Securities may be issuable in registered form without coupons or in bearer form with or without coupons attached. MS plc will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units as MS plc specifically designates.
  The Company may offer and issue from time to time in one or more series its Preferred Stock, no par value, on terms to be determined at the time of sale.
  The Company may also offer and issue from time to time contracts that require the holders thereof to purchase Preferred Stock of the Company ("Purchase Contracts") on terms to be determined at the time of sale. Any Purchase Contracts offered by the Company would be offered together with Debt Securities of MS plc and Guarantees of the Company in the form of units ("Capital Units"). Capital Units may be issued as Definitive Capital Units or Book-Entry Capital Units. The Debt Securities, Guarantees, Preferred Stock, Purchase Contracts and Capital Units are hereinafter referred to as the "Securities".
  The accompanying Prospectus Supplement will set forth the specific terms of the Securities, including (i) in the case of Debt Securities, the ranking as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, redemption terms, interest rate (or manner of calculation thereof), time of payment of interest (if any), terms for any conversion or exchange (including the terms relating to the adjustment thereof), the ranking of the Guarantee as senior or subordinated indebtedness of the Company, listing (if any) on a securities exchange and any other specific terms of the Debt Securities being offered, (ii) in the case of a particular series of Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate (or manner of calculation thereof), the dividend periods (or manner of calculation thereof), the stated value of the shares of such series, the voting rights of the shares of such series, whether and on what terms the shares of such series may be redeemed at the option of the Company, whether depositary shares representing shares of such series of Preferred Stock will be offered and, if so, the fraction of a share of Preferred Stock represented by each depositary share, listing, if any, on a securities exchange and any other specific terms of such series of Preferred Stock being offered and (iii) in the case of Capital Units, the specific terms of the Debt Securities, the Purchase Contracts and the Preferred Stock issuable pursuant to such Purchase Contracts, listing, if any, on a securities exchange, whether such Capital Units will be issued as Definitive Capital Units, Book-Entry Capital Units or both and the name of the depositary with respect to such Capital Units. The accompanying Prospectus Supplement will also set forth the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities being offered and the managing underwriters with respect to each series sold to or through underwriters. Any such underwriters (and any representative thereof), dealers or agents in the United States will include Morgan Stanley & Co. Incorporated ("MS & Co.") and any such underwriters (and any representative thereof), dealers or agents outside the United States will include Morgan Stanley & Co. International Limited ("MSIL") or other affiliates of the Company.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

  Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company or MS plc will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.
  Following the initial distribution of a series of Securities, MS & Co., MSIL and other affiliates of the Company may offer and sell previously issued Securities in the course of their businesses as broker-dealers (subject, in the case of Preferred Stock, Depositary Shares and Capital Units, to obtaining any necessary approval of the New York Stock Exchange for any such offers and sales by MS & Co.). MS & Co., MSIL and such other affiliates may act as principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by MS & Co., MSIL and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                                  ----------

                              MORGAN STANLEY & CO.
                                  Incorporated
    , 1995

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in the Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, MS plc or any underwriter, dealer or agent. Neither this Prospectus nor the Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy Securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                              __________________

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). MS plc is not (and will not become as a result of the effectiveness of the Registration Statement of which this Prospectus is a part) subject to the informational requirements of the Exchange Act. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock, par value $1.00 per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE"), the Boston Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, Inc. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005; the Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02108; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.

     This Prospectus constitutes a part of a Registration Statement filed by the Company and MS plc with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company, MS plc and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                              __________________

     IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH SECURITIES OR OTHER SECURITIES OF THE COMPANY OR MS PLC AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 1994, the Quarterly Reports on Form 10-Q of the Company for the quarters ended April 30, 1994, July 31, 1994 and October 31, 1994, as amended, and the Current Reports on Form 8-K of the Company dated January 31, 1994, February 22, 1994, March 23, 1994, May 18, 1994, August 23, 1994, November 16,
1994, December 8, 1994, December 15, 1994, January 19, 1995, February 21, 1995,
February 28, 1995 and April 4, 1995 have been filed with the Commission and are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Securities and (ii) the date on which MS & Co., MSIL and other affiliates of the Company cease offering and selling previously issued Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company, 1251 Avenue of the Americas, New York, New York 10020, Attention: Mailroom Manager (telephone number (212) 703-6010).

                              __________________

     No action has been or will be taken in any jurisdiction by the Company, MS plc or any underwriter, dealer or agent that would permit a public offering of the Securities or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than (i) in the United States and (ii) with respect to Debt Securities of MS plc, in the United Kingdom. Persons into whose possession this Prospectus comes are required by the Company, MS plc and the underwriters, dealers and agents to inform themselves about and to observe any restrictions as to the offering of the Securities and the distribution of this Prospectus.

     In this Prospectus, references to "dollars" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                           MORGAN STANLEY GROUP INC.

     Morgan Stanley Group Inc. is a holding company that, through its subsidiaries, provides a wide range of financial services on a global basis.
Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; merchant banking and other principal investment activities; brokerage and research services; asset management; the trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; and global custody, securities clearance services and securities lending. These services are provided to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individual investors. The Company, which was formed in 1935, conducts business from its head office in New York City, international branches or representative offices in Beijing, Bombay, Frankfurt, Geneva, Hong Kong, Johannesburg, London, Luxembourg, Madrid, Melbourne, Milan, Montreal, Moscow, Osaka, Paris, Seoul, Shanghai, Singapore, Sydney, Taipei, Tokyo, Toronto and Zurich, and United States regional offices in Chicago, Los Angeles and San Francisco.

     Morgan Stanley & Company, Incorporated was incorporated under the laws of the State of New York in 1935 and was liquidated and reconstituted as Morgan Stanley & Co., a partnership, in 1941. MS & Co. was incorporated under the laws of Delaware in 1969 and over a number of years assumed all of the business of the partnership. Morgan Stanley Holdings Incorporated was incorporated under the laws of Delaware in 1975 to own all of the stock of MS & Co. and other related entities, and changed its name to Morgan Stanley Inc. in 1978 and to Morgan Stanley Group Inc. in 1985. The Company's principal executive offices are at 1251 Avenue of the Americas, New York, New York 10020, and its telephone number is (212) 703-4000. Unless the context otherwise requires, the term "Company" means Morgan Stanley Group Inc. and its consolidated subsidiaries.

                          MORGAN STANLEY FINANCE PLC

     Morgan Stanley Finance plc was incorporated in 1993 under the Companies Act 1985 of Great Britain solely for the purpose of issuing securities to raise capital for the purposes described below under "Use of Proceeds". Morgan Stanley International Incorporated, a Delaware corporation that is a wholly owned subsidiary of the Company, indirectly owns all of the ordinary shares of MS plc. MS plc has no independent operations. MS plc's principal executive offices are at 25 Cabot Square, Canary Wharf, London E14 4QA, England, and its telephone number is (44-171) 425-8000.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities offered hereby will be used for general corporate purposes of the Company, which may include additions to working capital, the redemption of outstanding preferred stock and repayment of indebtedness. The Company anticipates that it will raise additional funds from time to time through equity or debt financings, including borrowings under revolving credit agreements, to finance its businesses worldwide.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
          AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the unaudited consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the Company for the periods indicated. Information for the nine months ended October 31, 1994 and 1993 was derived from unaudited condensed consolidated financial statements.

                                        Nine         Fiscal
                                    Months Ended   Year Ended          Year Ended
                                    October 31,   January 31,         December 31,
                                    ------------  ------------   ---------------------
                                    1994   1993   1994   1993    1991    1990    1989
                                    ----   ----   ----   ----    ----    ----    ----
                                                        (unaudited)
          Ratio of earnings
             to fixed charges.....  1.1    1.2    1.2    1.2     1.2     1.1     1.2

          Ratio of earnings
             to fixed charges
             and preferred stock
             dividends............  1.1    1.2    1.2    1.2     1.2     1.1     1.2

     For the purpose of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of preferred stock dividends). For the purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and that portion of rentals representative of an interest factor. Additionally, for the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends (on a pre-tax basis) are included in the denominator of the ratio.

                   DESCRIPTION OF DEBT SECURITIES OF MS PLC

     The Debt Securities will constitute either senior or subordinated debt of MS plc and, unless otherwise specified in a Prospectus Supplement, will be issued, in the case of Debt Securities that will be senior debt, under a Senior Indenture (the "Senior Debt Indenture") among MS plc, the Company, as guarantor, and Chemical Bank, as Trustee, and, in the case of Debt Securities that will be subordinated debt, under a Subordinated Indenture dated as of November 15, 1993 (the "Subordinated Debt Indenture") among MS plc, the Company, as guarantor, and Chemical Bank, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". Chemical Bank, in its capacity as trustee under the Indentures, is hereinafter referred to as the "Trustee". As used in this section and under "Description of Capital Stock of the Company" and "Description of the Capital Units" below, the term "Company" means Morgan Stanley Group Inc.

     The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and the Company's negative pledge. See "Subordinated Debt" and "Certain Covenants". The Debt Securities and any Guarantees offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities".

General

     Neither of the Indentures limits the amount of additional indebtedness that the Company or any of its subsidiaries (including MS plc) may incur. The Debt Securities will be unsecured senior or subordinated obligations of MS plc and fully and unconditionally guaranteed on a senior or subordinated basis by the Company. Most of the assets reflected on the Company's consolidated balance sheet are owned by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities guaranteed by the Company, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of the Company's subsidiaries, including MS & Co., to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and various domestic and foreign regulatory bodies. MS plc has no subsidiaries.

     The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including ECUs. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination thereof and the ranking of the related Guarantee as senior or subordinated indebtedness of the Company; (ii) the currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or interest will or may be payable; (iii) any date of maturity; (iv) the interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable;
(vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any repayment, redemption, prepayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Securities") or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities; (ix) the terms, if any, on which such Debt Securities may be converted into or exchanged for stock or other securities of MS plc or other entities (including the Company), any specific terms relating to the adjustment thereof and the period during which such Debt Securities may be so converted or exchanged; (x) any applicable United States federal or United Kingdom income tax consequences, including whether and under what circumstances MS plc will pay additional amounts on Offered Debt Securities held by a person who is a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether MS plc will have the option to redeem such Debt Securities rather than pay such additional amounts; and (xi) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

     Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

Global Debt Securities

     The Debt Securities of a series may be issued in the form of one or more fully registered or bearer global Securities (a "Global Debt Security"). The specific terms of any Global Debt Security and the depositary arrangements with respect to any portion of a series of Debt Securities to be represented by such Global Debt Security will be described in the Prospectus Supplement relating to such series of Debt Securities.

Senior Debt

     The Debt Securities and, in the case of Bearer Securities, any coupons appertaining thereto (the "Coupons") that will constitute part of the senior debt of MS plc and the Guarantees by the Company of such Debt Securities and Coupons will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of MS plc or the Company, as the case may be.

Subordinated Debt

     The Debt Securities and Coupons that will constitute part of the subordinated debt of MS plc and the Guarantees by the Company of such Debt Securities and Coupons will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of MS plc or the Company, as the case may be. The Subordinated Debt Indenture defines "MS plc Senior Indebtedness" as obligations (other than nonrecourse obligations, the subordinated Debt Securities or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness of MS plc) of, or guaranteed or assumed by, MS plc for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. The Subordinated Debt Indenture defines "Company Senior Indebtedness" as obligations (other than nonrecourse obligations, Guarantees of subordinated Debt Securities of MS plc or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness of the Company) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Subordinated Debt Indenture, Section 1.1)

     In the event (a) of any insolvency, bankruptcy or administration proceedings, or any receivership (including administrative receivership), liquidation, reorganization or other similar proceedings in respect of MS plc or the Company or a substantial part of their respective properties, or (b) that
(i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any MS plc Senior Indebtedness or Company Senior Indebtedness, as the case may be, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any MS plc Senior Indebtedness or Company Senior Indebtedness, as the case may be, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all MS plc Senior Indebtedness or Company Senior Indebtedness, as the case may be, shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the subordinated Debt Securities or Coupons are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such subordinated Debt Securities or such Coupons. (Subordinated Debt Indenture, Sections 13.1 and 15.1) If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of MS plc Senior Indebtedness and Company Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Guarantee of Debt Securities by the Company

     Any Debt Securities issued by MS plc will be fully and unconditionally guaranteed pursuant to a Guarantee of the Company as to the payment of principal of, premium, if any, interest and any Additional Amounts (as defined below) on such Debt Securities when and as the same shall become due and payable, whether at maturity or otherwise. Under the terms of the Guarantee, holders of such Debt Securities will not be required to exercise their remedies against MS plc prior to proceeding directly against the Company. In the event that MS plc issues Debt Securities that relate to a Capital Unit, the Company will not be entitled to offset its obligations under the Guarantee against the holder's obligations under the related Purchase Contracts or the provisions of the Capital Unit Agreement relating thereto and the failure by the Company to satisfy its obligations under the Guarantee will not result in the termination of or otherwise affect the obligations of the holders under such Purchase Contracts or the Capital Unit Agreement.

Payment of Additional Amounts with Respect to Debt Securities

     All amounts of principal of, premium, if any, and interest on any Debt Securities will be paid by MS plc without deduction or withholding for any withholding taxes, levies, imposts and charges whatsoever imposed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if deduction or withholding of any such taxes, levies, imposts or charges shall at any time be required by the United Kingdom or any such subdivision or authority, MS plc will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to the holders of such Debt Securities (or, in the case of Book-Entry Capital Units, holders of beneficial interests in the Debt Securities included in such Capital Units) or the Trustee, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest to which the holders of such Debt Securities (or the holders of such beneficial interests) or the Trustee are entitled; provided that the foregoing will not apply to any such tax, levy, impost or charge which would not be payable or due but for the fact that (i) the holder of the Debt Security (or, in the case of a Book-Entry Capital Unit, a holder of a beneficial interest in the Debt Security included in such Capital Unit) is a citizen, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision or otherwise having some connection with the United Kingdom other than the holding or ownership of a Debt Security, or the collection of principal of and interest on, or the enforcement of, a Debt Security or (ii) the Debt Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period. The Prospectus Supplement will describe any additional circumstances under which Additional Amounts will not be paid with respect to Debt Securities.

Service of Process, Enforcement of Liabilities

     MS plc is incorporated under the laws of England and Wales. Certain of the directors of MS plc are non-residents of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. MS plc has been advised by its English solicitors, Linklaters & Paines, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions to enforce judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. MS plc has expressly submitted to the jurisdiction of New York State and the federal courts of the United States sitting in the Borough of Manhattan, in The City of New York for the purpose of any suit, action or proceeding arising out of the Debt Securities or the Indenture and has appointed the Company as an agent in the Borough of Manhattan, in The City of New York to accept service of process in any such action.

Certain Covenants

     Negative Pledge. The Senior Debt Indenture provides that the Company and any successor corporation will not, and will not permit any Subsidiary (as defined in such Indenture) to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by such Indenture) on the Voting Securities (as defined in such Indenture) of either MS & Co. or MSIL without making effective provision whereby the Guarantees of the Company issued under such Indenture will be secured equally and ratably with such secured indebtedness. (Senior Debt Indenture, Section 3.6)

     Merger, Consolidation, Sale, Lease or Conveyance. Each Indenture provides that neither MS plc nor the Company will merge or consolidate with any other corporation and neither MS plc nor the Company will sell, lease or convey all or substantially all its assets to any person, unless MS plc or the Company, as the case may be, shall be the continuing corporation, or the successor corporation or person that acquires all or substantially all the assets of MS plc or the Company, as the case may be, shall be (i) with respect to MS plc, a company incorporated under the laws of England and Wales or (ii) with respect to the Company, a corporation organized under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume all obligations of MS plc or the Company, as the case may be, under such Indenture and the Debt Securities or Guarantees issued thereunder, as the case may be, and immediately after such merger, consolidation, sale, lease or conveyance, the Company, MS plc, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by MS plc or the Company, as the case may be. (Indentures, Section 9.1) This covenant would not apply to a recapitalization transaction, a change of control of the Company or MS plc or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Company or MS plc.

     Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of MS plc or the Company or a highly leveraged transaction.

Events of Default

     An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 60 days after written notice in the observance or performance of any other covenant or agreement of the Company or MS plc in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series;
(d) certain events of bankruptcy, insolvency, reorganization or administration involving MS plc; (e) failure by MS plc to make any payment at maturity, including any applicable grace period, in respect of indebtedness, which term as used in each of the Indentures means obligations (other than nonrecourse obligations or the Debt Securities of such series issued under such Indenture) of, or guaranteed or assumed by, MS plc for borrowed money or evidenced by bonds, debentures, notes or other similar instruments ("Indebtedness") in an amount in excess of $10,000,000 and continuance of such failure for a period of 30 days after written notice thereof to MS plc and the Company by the Trustee, or to MS plc, the Company and the Trustee by the holders of not less than 25% in principal amount of such outstanding Debt Securities (treated as one class) issued under such Indenture; or (f) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $10,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to MS plc and the Company by the Trustee, or to MS plc, the Company and the Trustee by the holders of not less than 25% in principal amount of such outstanding Debt Securities (treated as one class) issued under such Indenture; provided, however, that if any such failure, default or acceleration referred to in clause (e) or clause (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Indentures, Section 5.1)

     Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or warranty of MS plc or the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of such Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding, by 45 days' written notice to MS plc and the Company after the occurrence of such Event of Default, may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued under such Indenture and then outstanding or due to certain events of bankruptcy, insolvency, reorganization or administration of MS plc shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class), by 45 days' written notice to MS plc and the Company after the occurrence of such Event of Default, may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Indentures, Sections 5.1 and 5.10)

     Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Indentures, Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Indentures, Section 5.9)

     Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against MS plc or the Company under such Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Indentures, Sections 5.6 and 5.9)

     Each Indenture contains a covenant that MS plc and the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.5)

Discharge, Defeasance and Covenant Defeasance

     MS plc and the Company, as guarantor, can discharge or defease their obligations under an Indenture as set forth below. (Indentures, Section 10.1)

     MS plc and the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on such Debt Securities.

     MS plc and the Company may also discharge any and all of their obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid any duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities. MS plc and the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Section 3.6 (in the case of the Senior Debt Indenture) and Section 9.1 (which contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases), and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:
(i) MS plc or the Company irrevocably deposits with the relevant Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) MS plc or the Company delivers to the relevant Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent MS plc or the Company from making payments of principal of (and premium, if any) and interest on the subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) MS plc or the Company, as applicable, delivers to the Trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of MS plc or the Company, as the case may be, then the relevant Trustee and the holders of the subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

Modification of the Indentures

     Each Indenture provides that MS plc, the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of MS plc or the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the forms or terms of Debt Securities of any series and any Guarantee thereof and
(f) evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.1)

     Each Indenture also contains provisions permitting MS plc, the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that MS plc, the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or alter the provisions of any Guarantee of the Debt Securities in any manner adverse to the holders, or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Indentures, Section 8.2)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding subordinated Debt Securities or of any Guarantee thereof without the consent of each holder of MS plc Senior Indebtedness or Company Senior Indebtedness, as the case may be, then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

Concerning the Trustee

     Chemical Bank is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking relationships and with which the Company and its subsidiaries maintain credit facilities.

               LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in compliance with United States federal income tax laws and regulations, Bearer Securities (including Bearer Securities in global form) will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons (as defined below), except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents and dealers participating in the offerings of Bearer Securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any Bearer Securities or during the restricted period (as defined in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)) (the "restricted period"), offer, sell, resell or deliver, directly or indirectly, any Bearer Securities in the United States or its possessions or to United States persons (other than as permitted by the applicable Treasury Regulations described above). In addition, any such underwriters, agents and dealers must have procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bearer Securities are aware of the above restrictions on the offering, sale, resale or delivery of Bearer Securities. Moreover, Bearer Securities (other than temporary global Debt Securities and Bearer Securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii)) and any Coupons appertaining thereto will not be delivered in definitive form unless MS plc has received a signed certificate in writing (or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii)) stating that on such date such Bearer Security (i) is owned by a person that is not a United States person,
(ii) is owned by a United States person that (a) is a foreign branch of a United States financial institution (as defined in United States Treasury Regulations
Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale or (b) is acquiring such Bearer Security through a foreign branch of a United States financial institution and who holds the Bearer Security through such financial institution through such date (and in either case (a) or (b) above, each such United States financial institution agrees, on its own behalf or through its agent, that MS plc may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of such Bearer Security is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or clause (ii) above), such financial institution certifies that it has not acquired the Bearer Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     Bearer Securities (other than temporary global Debt Securities) and any Coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." The sections referred to in such legend provide that, with certain exceptions, a United States person will not be permitted to deduct any loss and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of such Bearer Security or Coupon.

     As used herein, "United States person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

     As of the date of this Prospectus, the Company's authorized capital stock consists of 300,000,000 shares of Common Stock, par value $1.00 per share, and 30,000,000 shares of Preferred Stock, no par value per share ("Preferred Stock"). The Board of Directors of the Company has the power, without further action by the stockholders unless action is required by applicable laws or regulations or by the terms of outstanding Preferred Stock, to issue Preferred Stock in one or more series and to fix the voting rights, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions applicable thereto.

     The rights of holders of the Preferred Stock offered hereby (the "Offered Preferred Stock") will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. The Board of Directors may cause shares of Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes. Shares of Preferred Stock issued by the Company may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Company's Restated Certificate of Incorporation described below, of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors.

     As of November 30, 1994, there were 75,950,519 shares of Common Stock outstanding. The Company also had outstanding on October 31, 1994 the following series of Preferred Stock: 3,801,621 shares of ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share (the "ESOP Preferred Stock"), issued in connection with the Company's Employee Stock Ownership Plan (the "ESOP"), 5,500,000 shares of 9.36% Cumulative Preferred Stock, with a stated value of $25.00 per share (the "9.36% Preferred Stock"), 975,000 shares of 8.88% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.88% Preferred Stock"), 750,000 shares of 8 3/4% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8 3/4% Preferred Stock"), and 1,000,000 shares of 7 3/8% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7 3/8% Preferred Stock"). The 9.36% Preferred Stock, the 8.88% Preferred Stock, the 8 3/4% Preferred Stock and the 7 3/8% Preferred Stock are collectively referred to herein as the "Existing Cumulative Preferred Stock". In addition, the Company and MS plc currently have outstanding Capital Units that may result in up to 611,238 shares of the Company's 7.82% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7.82% Preferred Stock"), being issued at any time, up to 1,150,000 shares of the Company's 7.80% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7.80% Preferred Stock"), being issued at any time and up to 720,900 shares of the Company's 9.00% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "9.00% Preferred Stock"), being issued at any time on or after February 28, 1996. The following summary does not purport to be complete and is qualified by the Company's Restated Certificate of Incorporation, by a Certificate of Designation of Preferences and Rights of the ESOP Preferred Stock, by a Certificate of Designation of Preferences and Rights for each of the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock and by a Certificate of Designation of Preferences and Rights of each series of Existing Cumulative Preferred Stock.

Offered Preferred Stock

     The Board of Directors of the Company has authorized the issuance in series of additional shares of Preferred Stock and has authorized a committee of the Board of Directors (the "Committee") to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the Offered Preferred Stock (except for the voting rights of the Offered Preferred Stock, which will be established by the Board of Directors). The shares of Offered Preferred Stock, when issued and sold, will be fully paid and nonassessable.

     The following description of the terms of the Offered Preferred Stock sets forth certain general terms and provisions of the Offered Preferred Stock to which a Prospectus Supplement relates. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The number of shares and all of the terms and conditions of the relative rights, preferences and limitations of the respective series of Offered Preferred Stock as established by the Board of Directors or the Committee will be set forth in the Prospectus Supplement accompanying this Prospectus relating to the particular series of Offered Preferred Stock being offered thereby. The terms of particular series of Offered Preferred Stock may differ, among other things, in (i) the number of shares that constitute such series, (ii) the dividend rate (or the method of calculation thereof) on the shares of such series, (iii) the dividend periods (or the method of calculation thereof), (iv) the stated value of the shares of such series, (v) the voting rights of the shares of such series, (vi) the preferences and rights of the shares of such series upon any liquidation or winding-up of the Company, (vii) whether or not and on what terms the shares of such series will be subject to redemption at the option of the Company, (viii) whether depositary shares representing shares of such series of Offered Preferred Stock will be offered and, if so, the fraction of a share of such series of Offered Preferred Stock represented by each depositary share and (ix) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

     As described under "Depositary Shares" below, the Company may, at its option, elect to offer depositary shares (the "Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Offered Preferred Stock) of a share of the particular series of Offered Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of Offered Preferred Stock.

     The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designation authorizing the issuance of a series of Offered Preferred Stock, do not purport to be complete and are qualified in their entirety by reference to such Certificate of Designation, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and by the Company's Restated Certificate of Incorporation. The resolutions to be set forth in the Certificate of Designation will be adopted by the Board of Directors or the Committee prior to the issuance of a series of Offered Preferred Stock, and such Certificate of Designation will be filed with the Secretary of State of the State of Delaware as soon thereafter as reasonably practicable. In the event the Company elects to issue Depositary Shares, each representing a fraction of a share of a particular series of Offered Preferred Stock, subject to the terms of the Deposit Agreement (as defined below), each such Depositary Share will be entitled, in proportion to the applicable fraction of a share of Offered Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Offered Preferred Stock represented thereby (including dividends, voting, redemption and liquidation rights). See "Depositary Shares" below. The following statements concerning Depositary Shares, Depositary Receipts (as defined below) and the Deposit Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of such documents, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Rank. Each series of Offered Preferred Stock will rank, with respect to voting powers, preferences or relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, including with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise, junior to any series of capital stock of the Company expressly stated to be senior to such series of the Offered Preferred Stock, senior to any class of capital stock expressly stated to be junior to such series of the Offered Preferred Stock, and on a parity with each other series of Offered Preferred Stock and all other classes of capital stock of the Company. The Offered Preferred Stock will rank, as to payment of dividends and amounts payable on liquidation, prior to the Common Stock (see "Common Stock" below) and on a parity with the ESOP Preferred Stock, each series of the Existing Cumulative Preferred Stock and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock.

     Dividends. Holders of shares of the Offered Preferred Stock will be entitled to receive, when and as declared by the Board of Directors or the Committee out of funds legally available for payment, cumulative cash dividends at an annual rate set forth in, or determined or calculated in accordance with the method or formula set forth in, and on the dates, for the periods and otherwise in the manner set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, dividends on the Offered Preferred Stock will be payable to holders of record as they appear on the stock books of the Company on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Committee. Unless otherwise provided in the Prospectus Supplement, dividends will be cumulative from the date of original issue of such series. The Offered Preferred Stock will be junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Offered Preferred Stock. If at any time the Company has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, the Company may not pay any dividend on any series of Offered Preferred Stock or redeem or otherwise repurchase any shares of any series of Offered Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid (or set aside for payment) in full by the Company.

     No dividends may be declared or paid or set apart for payment on any Preferred Stock ranking on a parity as to dividends with the Offered Preferred Stock unless there shall also be or have been declared and paid or set apart for payment on the outstanding shares of Offered Preferred Stock dividends for all dividend payment periods of each series of the Offered Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (i) accumulated and unpaid or payable on such parity stock, on the one hand, and (ii) accumulated and unpaid or payable through the dividend payment period or periods of each series of the Offered Preferred Stock next preceding such dividend payment date, on the other hand.

     Except as set forth above, unless full cumulative dividends on the outstanding shares of Offered Preferred Stock have been paid, dividends (other than in Common Stock) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other Preferred Stock of the Company ranking junior to or on a parity with the Offered Preferred Stock as to dividends (which parity Preferred Stock currently includes the ESOP Preferred Stock and the Existing Cumulative Preferred Stock and, if issued, would include the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock), nor may any Common Stock or such other Preferred Stock of the Company be redeemed, purchased or otherwise acquired by the Company for any consideration or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Offered Preferred Stock outstanding on the last dividend payment date for any series of Offered Preferred Stock shall have been paid or declared and set apart for payment; and provided further that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Company ranking junior to the Offered Preferred Stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     The ability of the Company, as a holding company, to pay dividends on the Offered Preferred Stock will be dependent upon, among other factors, the Company's earnings, financial condition and cash requirements at the time such payment is considered, and the payment to it of dividends or principal and interest by, or the availability of other funds from, its subsidiaries. Dividends, loans and advances from certain subsidiaries, including MS & Co., to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and various domestic and foreign regulatory bodies. Such restrictions could limit the ability of the Company to pay dividends to its stockholders.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Offered Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution is made to holders of (i) any other shares of Preferred Stock ranking junior to the Offered Preferred Stock as to rights upon liquidation, dissolution or winding up that may be issued in the future or (ii) Common Stock, liquidating distributions in an amount equal to the stated value per share of each series of Offered Preferred Stock, as set forth in the applicable Prospectus Supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution; but the holders of the shares of Offered Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation preference of any other shares of the Company's capital stock ranking senior to the Offered Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Offered Preferred Stock and any other Preferred Stock ranking as to rights upon liquidation, dissolution or winding up on a parity with the Offered Preferred Stock are not paid in full, the holders of the Offered Preferred Stock and of such other Preferred Stock will share ratably in any such distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Offered Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Company.

     Because the Company is a holding company, its rights and the rights of its creditors and its stockholders, including the holders of the shares of Offered Preferred Stock, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     Optional Redemption. The Prospectus Supplement will indicate whether, and if so on what terms, shares of a series of the Offered Preferred Stock will be subject to any mandatory redemption or sinking fund provision. The Prospectus Supplement will also indicate whether, and if so on what terms (including the date on or after which redemption may occur), shares of a series of the Offered Preferred Stock will be redeemable. Any such redemption would be effected upon not less than 30 days' notice at a redemption price of not less than the stated value per share of the applicable series of Offered Preferred Stock plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption. If full cumulative dividends on all outstanding shares of Offered Preferred Stock have not been paid, no shares of Offered Preferred Stock may be redeemed in part and the Company may not purchase or acquire any shares of Offered Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Offered Preferred Stock. If fewer than all the outstanding shares of a series of Offered Preferred Stock are to be redeemed, the Company will select those to be redeemed by lot or a substantially equivalent method.

     Voting Rights. Unless otherwise determined by the Board of Directors of the Company and indicated in the Prospectus Supplement, holders of the Offered Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any shares of Offered Preferred Stock or any other class or series of stock ranking on a parity with the Offered Preferred Stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of each series of Offered Preferred Stock (voting separately as a class with all other series of Preferred Stock (including the Existing Cumulative Preferred Stock) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Offered Preferred Stock have been fully paid or set apart for payment. The term of office of all directors elected by the holders of Preferred Stock shall terminate immediately upon the termination of the right of the holders of Preferred Stock to vote for directors. Each holder of shares of the Offered Preferred Stock will have one vote for each share of Offered Preferred Stock held.

     So long as any shares of the Offered Preferred Stock remain outstanding, the Company shall not, without the consent of the holders of at least two-thirds of the shares of Offered Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock (including the Existing Cumulative Preferred Stock and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock) upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Offered Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Company's Restated Certificate of Incorporation or of the resolutions contained in the Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding Offered Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock ranking on a parity with or junior to the Offered Preferred Stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect such powers, preferences or special rights.

     Unless otherwise indicated in a Prospectus Supplement, the transfer agent, dividend disbursing agent and registrar for each series of Offered Preferred Stock will be The Bank of New York.

Depositary Shares

     General. The Company may, at its option, elect to offer fractional shares of the Offered Preferred Stock, rather than full shares of the Offered Preferred Stock. In the event such option is exercised, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Offered Preferred Stock) of a share of a particular series of Offered Preferred Stock as described below.

     The shares of any series of Offered Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, The Bank of New York, as depositary (the "Preferred Stock Depositary"), and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Offered Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Offered Preferred Stock represented thereby (including dividend, voting and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Offered Preferred Stock. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits. Immediately following the issuance of shares of a series of Offered Preferred Stock by the Company, the Company will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

     Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Offered Preferred Stock to the record holders of Depositary Shares relating to such series of Offered Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders in proportion to the number of Depositary Shares owned by such holders.

     The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Preferred Stock Depositary on account of taxes or other governmental charges.

     Withdrawal of Stock. Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Offered Preferred Stock and any money or other property, if any, represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Offered Preferred Stock, but holders of such whole shares of Offered Preferred Stock will not thereafter be entitled to deposit such shares of Offered Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Offered Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder, or upon his or her order, at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

     Voting the Offered Preferred Stock. Upon receipt of notice of any meeting at which the holders of any series of the Offered Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Offered Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Offered Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Offered Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Offered Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Offered Preferred Stock, and the Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Offered Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Offered Preferred Stock.

     Redemption of Depositary Shares. If a series of the Offered Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Offered Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Offered Preferred Stock. If the Company redeems shares of a series of Offered Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Offered Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to the Company after a period of two years from the date such funds are so deposited.

     Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Offered Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Offered Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall automatically terminate after there has been a final distribution in respect of the related series of Offered Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

     Charges of Preferred Stock Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of the related series of Offered Preferred Stock and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of Offered Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

     Miscellaneous. The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the Offered Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they are liable for negligence and willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or series of Offered Preferred Stock unless satisfactory indemnity is furnished. The Preferred Stock Depositary and the Company may rely on advice of legal counsel or accountants of their choice, or information provided by persons presenting Offered Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary's corporate trust office is currently located at 101 Barclay Street, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Offered Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

     Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to the Company written notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Common Stock

     Each holder of Common Stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by the Company's stockholders. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class, together with the ESOP Preferred Stock and any other class or series of stock conferred with general class voting rights by the Company's Restated Certificate of Incorporation. Holders of Common Stock may not cumulate their votes in the election of directors, which means that the holders of Common Stock, together with the holders of ESOP Preferred Stock, who are entitled to exercise more than 50% of the voting rights generally are able to elect all of the directors to be elected at each annual meeting and to cast a sufficient number of votes to control the affairs of the Company subject to a vote of stockholders. As of March 28, 1995, certain current and former Managing Directors and Principals of MS & Co. owned, in the aggregate, 24,822,417 shares of Common Stock subject to voting restrictions contained in certain agreements (the "Voting Agreements"). As of such date, such shares constituted approximately 30.07% of the votes that are entitled to be cast by the Common Stock and ESOP Preferred Stock at any meeting of the Company's stockholders.

     The holders of the Common Stock are entitled to share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of Offered Preferred Stock, ESOP Preferred Stock, Existing Cumulative Preferred Stock and any other class or series of stock having preference over the Common Stock as to dividends, including, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock. The ability of the Company, as a holding company, to pay dividends on its Common Stock will be dependent upon, among other factors, the Company's earnings, financial condition and cash requirements at the time such payment is considered, and payment to it of dividends or principal and interest by, or the availability of other funds from, its subsidiaries. Dividends, loans and advances from certain subsidiaries, including MS & Co., to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and various domestic and foreign regulatory bodies. Such restrictions could limit the ability of the Company to pay dividends to its stockholders.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock share pro rata in the assets remaining after payments to creditors and provision for the preference of any Offered Preferred Stock, ESOP Preferred Stock, Existing Cumulative Preferred Stock and any other class or series of stock having preference over the Common Stock upon liquidation, dissolution or winding up that may be then outstanding, including, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Common Stock.

     All of the outstanding shares of Common Stock are fully paid and nonassessable.

     The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

ESOP Convertible Preferred Stock

     The ESOP Preferred Stock is senior to the Company's Common Stock and ranks on a parity with the Offered Preferred Stock and the Existing Cumulative Preferred Stock (and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock) as to the payment of dividends and upon liquidation. The holders of shares of the ESOP Preferred Stock are entitled to receive, when declared out of funds legally available therefor, cash dividends in the amount of $2.78 per share per annum, subject to adjustment, payable either annually or semiannually, at the election of the Board of Directors of the Company. Holders of ESOP Preferred Stock are entitled to receive $35.88 per share, subject to adjustment (the "ESOP Preferred Stock Liquidation Price"), upon dissolution or liquidation of the Company.

     So long as any shares of ESOP Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends (which parity Preferred Stock currently includes the Offered Preferred Stock and the Existing Cumulative Preferred Stock and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock), unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preferred Stock like dividends for all dividend payment periods of the ESOP Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (i) accumulated and unpaid or payable on such parity stock, on the one hand, and
(ii) accumulated and unpaid through the dividend payment period or periods of the ESOP Preferred Stock next preceding such dividend payment date, on the other hand.

     Holders of ESOP Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of shares of Common Stock, voting together with the holders of shares of Common Stock as one class. Each share of ESOP Preferred Stock is entitled to the number of votes equal to 1.35 times the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for such vote. Shares of ESOP Preferred Stock are allocated to each participant in the ESOP on December 31 in each year.

     Each share of ESOP Preferred Stock is convertible into shares of Common Stock by the trustee of the ESOP at any time prior to the date fixed for redemption of the ESOP Preferred Stock at an initial conversion rate of one share of ESOP Preferred Stock to one share of Common Stock, which rate is subject to adjustment. The conversion price per share at which shares of Common Stock will be issued upon conversion of any shares of ESOP Preferred Stock is $35.88, subject to adjustment.

     The ESOP Preferred Stock is redeemable at the Company's option at the ESOP Preferred Stock Liquidation Price plus accrued dividends at any time after September 19, 2000 and prior thereto under certain circumstances at specified prices. The Company may pay the redemption price of the ESOP Preferred Stock in cash, in shares of Common Stock or a combination thereof. Neither ESOP Preferred Stock nor shares of Common Stock issued to participants in the ESOP are subject to the restrictions on voting and disposition contained in the Voting Agreements.

Existing Cumulative Preferred Stock

     Other than as described below, the terms of the 9.36% Preferred Stock, the 8.88% Preferred Stock, the 8 3/4% Preferred Stock and the 7 3/8% Preferred Stock are identical. Unless otherwise indicated, the terms and provisions described below relate to each of the 9.36% Preferred Stock, the 8.88% Preferred Stock, the 8 3/4% Preferred Stock and the 7 3/8% Preferred Stock, which are collectively referred to as the "Existing Cumulative Preferred Stock". Unless otherwise indicated below, the terms and provisions described below for the Existing Cumulative Preferred Stock also relate to each of the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock, if issued.

     Each series of the Existing Cumulative Preferred Stock and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock ranks on a parity with each other and with the Offered Preferred Stock and the ESOP Preferred Stock and prior to the Common Stock as to payment of dividends and amounts payable on liquidation. The shares of Existing Cumulative Preferred Stock are fully paid and nonassessable, are not convertible into Common Stock of the Company and have no preemptive rights.

     Dividends. Holders of the shares of Existing Cumulative Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company out of funds legally available therefor, cumulative cash dividends payable quarterly at the rate of 9.36% per annum, 8.88% per annum, 8 3/4% per annum, 7 3/8% per annum, 7.82% per annum (if the 7.82% Preferred Stock is issued), 7.80% per annum (if the 7.80% Preferred Stock is issued) and 9.00% per annum (if the 9.00% Preferred Stock is issued), as the case may be. The Existing Cumulative Preferred Stock will be junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Existing Cumulative Preferred Stock. If at any time the Company has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, the Company may not pay any dividend on the Existing Cumulative Preferred Stock or redeem or otherwise repurchase any shares of Existing Cumulative Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid (or set aside for payment) in full by the Company.

     No dividends may be declared or paid or set apart for payment on any preferred stock ranking on a parity as to dividends with the Existing Cumulative Preferred Stock unless there shall also be or have been declared and paid or set apart for payment on each series of the Existing Cumulative Preferred Stock dividends for all dividend payment periods of the Existing Cumulative Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (i) accumulated and unpaid or payable on such parity stock, on the one hand, and (ii) accumulated and unpaid or payable through the dividend payment period or periods of the Existing Cumulative Preferred Stock next preceding such dividend payment date, on the other hand.

     Except as set forth above, unless full cumulative dividends on the Existing Cumulative Preferred Stock have been paid, dividends (other than in Common Stock) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or on any other preferred stock of the Company ranking junior to or on a parity with the Existing Cumulative Preferred Stock as to dividends (which parity preferred stock currently includes the Offered Preferred Stock and the ESOP Preferred Stock), nor may any Common Stock or such other preferred stock of the Company be redeemed, purchased or otherwise acquired by the Company for any consideration or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of each series of the Existing Cumulative Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided further that any such junior or parity preferred stock or Common Stock may be converted into or exchanged for stock of the Company ranking junior to the Existing Cumulative Preferred Stock as to dividends.

     Optional Redemption. The Existing Cumulative Preferred Stock is not subject to any mandatory redemption or sinking fund provision. The 9.36% Preferred Stock is not redeemable prior to May 30, 1996, the 8.88% Preferred Stock is not redeemable prior to November 30, 1996, the 8 3/4% Preferred Stock is not redeemable prior to May 30, 1997, the 7 3/8% Preferred Stock is not redeemable prior to August 30, 1998, if issued, the 7.82% Preferred Stock will not be redeemable prior to November 30, 1998, if issued, the 7.80% Preferred Stock will not be redeemable prior to February 28, 1999 and, if issued, the 9.00% Preferred Stock will not be redeemable prior to February 28, 2000. On or after such dates, the applicable series of Existing Cumulative Preferred Stock will be redeemable at the option of the Company, in whole or in part, upon not less than 30 days' notice at a redemption price equal to $25.00 per share in the case of the 9.36% Preferred Stock and $200.00 per share in the case of each of the 8.88% Preferred Stock, the 8 3/4% Preferred Stock, the 7 3/8% Preferred Stock and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock, in each case plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Existing Cumulative Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution is made to holders of (i) any other shares of preferred stock ranking junior to the Existing Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up which may be issued in the future and (ii) Common Stock, liquidating distributions in the amount of $25.00 per share in the case of the 9.36% Preferred Stock and $200.00 per share in the case of each of the 8.88% Preferred Stock, the 8 3/4% Preferred Stock and the 7 3/8% Preferred Stock and, if issued, the 7.82% Preferred Stock, the 7.80% Preferred Stock and the 9.00% Preferred Stock, in each case plus accrued and accumulated but unpaid dividends to the date of final distribution, but the holders of the shares of Existing Cumulative Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation preference of any other shares of the Company's capital stock ranking senior to the Existing Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.
If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Existing Cumulative Preferred Stock and any other preferred stock ranking as to rights upon liquidation, dissolution or winding up on a parity with the Existing Cumulative Preferred Stock

(including the Offered Preferred Stock) are not paid in full, the holders of the Existing Cumulative Preferred Stock and of such other preferred stock will share ratably in any such distribution in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Existing Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

     Voting Rights. Holders of Existing Cumulative Preferred Stock do not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of Existing Cumulative Preferred Stock or any other class or series of stock ranking on a parity with such series of Existing Cumulative Preferred Stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of such series of Existing Cumulative Preferred Stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Existing Cumulative Preferred Stock have been fully paid or set aside for payment. The term of office of all directors elected by the holders of Preferred Stock shall terminate immediately upon the termination of the right of the holders of Preferred Stock to vote for directors. Each holder of shares of Existing Cumulative Preferred Stock will have one vote for each share of Existing Cumulative Preferred Stock held.

     So long as any shares of Existing Cumulative Preferred Stock remain outstanding, the Company shall not, without the consent of the holders of at least two-thirds of the shares of each series of Existing Cumulative Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the Existing Cumulative Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Company's Restated Certificate of Incorporation or of the resolutions contained in the Certificate of Designation relating to such series of Existing Cumulative Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of such series of Existing Cumulative Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized preferred stock or the creation and issuance of other series of Common Stock or preferred stock ranking on a parity with or junior to the Existing Cumulative Preferred Stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect such powers, preferences or special rights.

     The transfer agent and registrar for each series of Existing Cumulative Preferred Stock is First Chicago Trust Company of New York.

Additional Provisions of the Company's Restated Certificate of Incorporation

     Size of the Board of Directors, Removal of Directors and Filling Vacancies on the Board of Directors. The Company's Restated Certificate of Incorporation provides that the number of directors shall be not fewer than four nor greater than fifteen persons, as shall be established from time to time by a majority of the Board of Directors. The Company currently has ten directors. The Company's Restated Certificate of Incorporation also provides that directors may be removed, with or without cause, only with the approval of the holders of at least 80% of the voting power of the outstanding shares of capital stock of the Company entitled to be voted generally in the election of directors (the "Voting Stock"), voting together as a single class. Furthermore, any vacancy on the Board of Directors or newly-created directorship shall be filled by a majority of the remaining directors then in office, though less than a quorum, and such newly-elected director shall serve the balance of the term of the replaced director or, if there is no replaced director, until the next annual election of directors.

     Calling Special Meetings of Stockholders. The Company's Restated Certificate of Incorporation provides that special meetings of stockholders may be called at any time and for any purpose by the Chairman of the Board, by the President or by order of the Board of Directors, and shall be called by the Secretary of the Company upon the written request of the holders of at least 80% of the voting power of the Voting Stock, setting forth the purpose of such meeting.

     Amendment of Restated Certificate of Incorporation and By-laws. The Company's Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, is required to amend, repeal or adopt any By-laws, to adopt any amendment to the Restated Certificate of Incorporation inconsistent with the By-laws of the Company or to amend or repeal, or to adopt any provision inconsistent with, any provisions of the Restated Certificate of Incorporation described above.

     Limitation of Directors' Liability. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. Under the Company's Restated Certificate of Incorporation, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as in effect or as the same may be amended.

                       DESCRIPTION OF THE CAPITAL UNITS

     The following description of the terms of the Capital Units sets forth certain general terms and provisions of the Capital Units to which a Prospectus Supplement relates. If so indicated in the Prospectus Supplement, the terms of any such Capital Units may differ from the terms set forth below. Particular terms of the Capital Units offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such Capital Units. The following summary of certain provisions of the Capital Unit Agreement and the Capital Units does not purport to be complete and such summary is subject to the detailed provisions of the Capital Unit Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Capital Units.

General

     Unless otherwise specified in the applicable Prospectus Supplement, Capital Units will consist of (i) a Debt Security of MS plc, (ii) a full and unconditional Guarantee by the Company of the payment of principal, premium, if any, interest and any Additional Amounts on such Debt Security and (iii) a related Purchase Contract requiring the purchase on the settlement date of the Purchase Contract of a share of Preferred Stock of the Company (or a Depositary Share representing an interest in a share of such Preferred Stock). The Debt Security, the Guarantee thereof and the related Purchase Contract may be purchased and transferred only as part of a Capital Unit. Capital Units may be issued as Definitive Capital Units or Book-Entry Capital Units. Definitive Capital Units will consist of definitive registered Purchase Contracts and definitive registered Debt Securities and Guarantees of such Debt Securities. Book-Entry Capital Units will be represented by certificateless depositary interests issued to The Depository Trust Company or its nominee by a depositary (the "Book-Entry Unit Depositary") holding a global registered Purchase Contract and a global Debt Security and a Guarantee of such Debt Security.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to a particular series of Capital Units: (i) the terms of the Debt Securities, including the classification as senior or subordinated Debt Securities, the classification of any Guarantee of the Debt Securities as senior or subordinated indebtedness of the Company, the maturity date, any interest rate and any interest payment dates with respect to such Debt Securities, any redemption or repayment provisions and whether such Debt Securities will be issued in registered or bearer form or both and in definitive or global form or both; (ii) the terms of the related Purchase Contracts, including the term thereof, any redemption provisions, any acceleration, cancellation or termination provisions and whether the Purchase Contracts will be issued in definitive or global form or both; (iii) the terms of the series of Preferred Stock to be issued upon settlement of the related Purchase Contracts, including the number of shares constituting such series, the dividend rate, dividend period, stated value and any voting rights with respect to such series, the preferences and rights of the shares of such series upon any liquidation or winding-up of the Company, any redemption provisions and whether the shares of such series will initially be represented by depositary shares and, if so, the fraction of a share of such series to be represented by each depositary share; (iv) any applicable United States federal or United Kingdom income tax consequences; (v) any listing of such series of Capital Units on a national securities exchange;
(vi) whether such Capital Units will be issued as Definitive Capital Units, Book-Entry Capital Units or both and the name of the Book-Entry Unit Depositary with respect to Book-Entry Capital Units; (vii) any circumstances (in addition to the circumstances described under "Description of Debt Securities of MS plc
- -- Payment of Additional Amounts with Respect to Debt Securities") under which Additional Amounts will not be paid with respect to the Debt Securities; and
(viii) any other specific terms of the Debt Securities and Purchase Contracts.

     Each series of Purchase Contracts will be issued under a Capital Unit Agreement to be entered into by the Company, MS plc and Chemical Bank, as capital unit agent (together with any successor thereto in such capacity, the "Capital Unit Agent") and, with respect to any Book-Entry Capital Units, as Book-Entry Unit Depositary, and the holders from time to time of Capital Units. The Capital Unit Agreement will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Capital Unit Agent will not be required to qualify as a trustee thereunder and the holders of Purchase Contracts will not have the benefits of the protections of the Trust Indenture Act. However, any Debt Securities and Guarantees issued as part of a Capital Unit will be issued under an indenture qualified under the Trust Indenture Act and the trustee thereunder will have qualified as a trustee under the Trust Indenture Act.

Description of the Purchase Contracts

     Unless otherwise specified in the accompanying Prospectus Supplement, each Purchase Contract will obligate the holder thereof to purchase, and the Company to sell, on dates to be specified in the accompanying Prospectus Supplement, a share of Preferred Stock of the Company (or a Depositary Share representing an interest in a share of such Preferred Stock) at a specified purchase price. The Prospectus Supplement will also specify the methods by which the holders' obligations to purchase Preferred Stock or a Depositary Share relating thereto may be satisfied and any acceleration, cancellation or termination provisions relating to the settlement of a Purchase Contract.

Certain Provisions of the Capital Unit Agreement

     General. Under the terms of the Capital Unit Agreement, each holder of a Definitive Capital Unit and each beneficial owner of a Book-Entry Capital Unit, by its acceptance thereof, appoints the Capital Unit Agent as its authorized agent to execute, deliver and perform each Purchase Contract in which such holder or beneficial owner has an interest on behalf of such holder or beneficial owner, as the case may be, and consents to the terms of the Capital Unit Agreement. Under the terms of the Capital Unit Agreement, each holder of a Definitive Capital Unit and each beneficial owner of a Book-Entry Capital Unit, by acceptance thereof, irrevocably agrees to be a party to and be bound by the terms of each Purchase Contract in which such holder or beneficial owner has an interest. Upon the registration of transfer of a Capital Unit, the transferee will assume the obligations of the transferor under each Purchase Contract in which such holder or beneficial owner has an interest and the transferor will be released from such obligations.

     The specific terms of the depositary arrangement with respect to the Book-Entry Capital Units will be described in the applicable Prospectus Supplement. MS plc will appoint the Book-Entry Unit Depositary as its agent for purposes of maintaining a register recording the right to principal of and interest on Debt Securities that relate to Book-Entry Capital Units.

     Payment, Settlement, Transfer and Exchange of Definitive Capital Units. Principal of, and interest on, any Debt Securities constituting part of a Definitive Capital Unit will be payable, and transfers of Definitive Capital Units will be registrable, at the office of Chemical Bank in the Borough of Manhattan, The City of New York or at such other location as may be determined by MS plc and Chemical Bank. Under circumstances specified in the applicable Prospectus Supplement, payments in respect of principal of Debt Securities that are part of Definitive Capital Units may be applied by the Capital Unit Agent in satisfaction of the obligations of the holders of the Definitive Capital Units under the related Purchase Contracts (unless a holder has delivered cash in respect of its obligations under such Purchase Contract) and Preferred Stock or Depositary Shares will be delivered only upon presentation and surrender of the certificates evidencing Definitive Capital Units at the office of the Capital Unit Agent. If a holder delivers cash in settlement of its obligations under a Purchase Contract that is part of a Definitive Capital Unit, the related Debt Security that is a part of such Definitive Capital Unit will remain outstanding and, as more fully described in the applicable Prospectus Supplement, the holder will receive a definitive registered Debt Security.

     In the event that a holder does not elect to deliver cash in settlement of its obligations under a Purchase Contract that is part of a Definitive Capital Unit and fails to present and surrender the certificate evidencing the Definitive Capital Units held by such holder to the Capital Unit Agent when required, the Preferred Stock or Depositary Shares to be purchased under the Purchase Contracts evidenced thereby shall be registered in the name of, and together with any distributions thereon shall be held by, the Capital Unit Agent in trust for the benefit of such holder until such certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Capital Unit Agent, the Company or MS plc in respect thereof.
In the event that a certificate is not presented (or such evidence and indemnity are not provided) on or prior to the date two years after the relevant settlement date with respect to the related Purchase Contract, any payments received by the Capital Unit Agent in respect of the Preferred Stock or the Depositary Shares issued in respect of the Definitive Capital Units evidenced by such certificate will be paid by the Capital Unit Agent to the Company and such holder will thereafter be required to look solely to the Company for payment thereof. The Capital Unit Agent will have no obligation to invest or to pay interest on any amounts held by the Capital Unit Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the Capital Units or interest therein, except for any tax or other governmental charge that may be imposed in connection therewith.

     Remedies. No holder of any Capital Unit or interest therein shall have any right by virtue of or by availing itself of any provision of the Capital Unit Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Capital Unit Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless such holder shall have given written notice to the Capital Unit Agent, MS plc and the Company of the occurrence and continuance of a default thereunder and, (i) in the case of an Event of Default under the Debt Securities or applicable Indenture governing such Debt Securities, the procedures (including notice to the Trustee, MS plc and the Company) described in Article Five of such Indenture (see "Description of Debt Securities -- Events of Default") have been complied with and (ii) in the case of certain defaults under the Purchase Contracts, unless the holders of not less than 25% of the Capital Units then outstanding shall have made written request upon the Capital Unit Agent to institute such action or proceedings in its own name as Capital Unit Agent under the Capital Unit Agreement and shall have offered to the Capital Unit Agent such reasonable indemnity as it may require, and the Capital Unit Agent for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such action or proceedings and no direction inconsistent with such request shall have been given to the Capital Unit Agent pursuant to the Capital Unit Agreement in writing by the holders of a majority of the outstanding Capital Units, any holder of a Capital Unit may then (but only then) seek to enforce the performance of the covenant or agreement with respect to which such Purchase Contract default exists.

     Except as may be described in a Prospectus Supplement applicable to a particular series of Capital Units, there are no covenants or other provisions in the Capital Unit Agreement providing for a put or increased interest or otherwise that would afford holders of Capital Units additional protection in the event of a recapitalization transaction, a change of control of the Company or MS plc or a highly leveraged transaction.

     Modification. The Capital Unit Agreement will contain provisions permitting the Company and the Capital Unit Agent, with the consent of the holders of not less than a majority of all series of Capital Units at the time outstanding under such Capital Unit Agreement and affected thereby (voting as one class), to modify the terms of the Purchase Contracts and the terms of the Capital Unit Agreement relating to the Purchase Contracts of each series so affected or the rights of the holders of the Capital Units of each series so affected in respect of the Purchase Contracts, except that no such modification may, without the consent of the holder of each outstanding Capital Unit affected thereby, (i) impair the right to institute suit for the enforcement of any Purchase Contract, (ii) materially adversely affect the holders' rights under any Purchase Contract, (iii) modify or affect (in any manner materially adverse to the holders) the terms of the Preferred Stock or the Depositary Shares (determined as if the Preferred Stock and Depositary Shares were outstanding), or (iv) reduce the aforesaid percentage of outstanding Capital Units of any series issued under the Capital Unit Agreement, the consent of the holders of which is required for the modification or amendment of the provisions of the Capital Unit Agreement relating to the Purchase Contracts or for any waiver of compliance with certain provisions of the Capital Unit Agreement or waiver of certain defaults relating to the Purchase Contracts, provided that the holders of not less than 66 2/3% of the Capital Units of any series outstanding at the time of an issuance of shares of a class of stock that ranks prior to the Preferred Stock that is required to be purchased under the related Purchase Contracts of such series as to dividends or upon liquidation may consent to such an issuance, and such an issuance, if so consented to, will not relieve the holders of their obligations to purchase such Preferred Stock under the Purchase Contracts.

     Title. The Company, MS plc, the Capital Unit Agent and any agent of the Company, MS plc or the Capital Unit Agent will treat the registered owner of any Capital Unit as the owner thereof (whether or not the Debt Security constituting a part thereof shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment, the performance of the Purchase Contracts and for all other purposes.

     Replacement of Capital Unit Certificates. Any mutilated certificate evidencing a Definitive Capital Unit will be replaced at the expense of the holder upon surrender of such certificate to the Capital Unit Agent. Certificates that become destroyed, lost or stolen will be replaced at the expense of the holder upon delivery to the Company, MS plc and the Capital Unit Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company, MS plc and the Capital Unit Agent. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the Capital Unit Agent, MS plc and the Company may be required at the expense of the holder of the Definitive Capital Units evidenced by such certificate before a replacement will be issued.

     The Capital Unit Agreement provides that, notwithstanding the foregoing, no such replacement certificate need be delivered (i) during the period beginning 15 days before the day of mailing of a notice of redemption or acceleration of the Purchase Contracts evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of such notice, (ii) if such mutilated, destroyed, lost or stolen certificate evidences Purchase Contracts selected or called for redemption or acceleration or (iii) at any time on or after the date of settlement or redemption, as applicable, with respect to the Purchase Contracts evidenced by such mutilated, destroyed, lost or stolen certificate, except with respect to any Definitive Capital Units that remain or will remain outstanding following such date of settlement or redemption.

     Governing Law. The Capital Unit Agreement and the Capital Units will be governed by, and construed in accordance with, the laws of the State of New York.

     Consent to Service. The Capital Unit Agreement provides that MS plc irrevocably designates the Company as its authorized agent for service of process in connection with any legal action or proceeding arising out of or relating to any applicable Debt Securities or the Capital Unit Agreement and for actions brought under federal or state securities laws brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York, and irrevocably submits to the jurisdiction of such courts.

                             PLAN OF DISTRIBUTION

     The Company and MS plc may sell the Securities being offered hereby in three ways: (i) through agents, (ii) through underwriters and (iii) through dealers. Any such underwriters, dealers or agents in the United States will include MS & Co., and any such underwriters, dealers or agents outside the United States will include MSIL or other affiliates of the Company.

     Offers to purchase Securities may be solicited by agents designated by the Company or MS plc from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or MS plc to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company and, if applicable, MS plc, to indemnification by the Company and, if applicable, MS plc, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and, if applicable, MS plc will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company and, if applicable, MS plc against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, the Company and, if applicable, MS plc will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company and, if applicable, MS plc against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms by one or more firms, including MS & Co. and MSIL ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and MS plc. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and MS plc and its compensation will be described in the Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company and MS plc to indemnification by the Company and MS plc against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, MS plc will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities from MS plc at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     Any underwriters, agents or dealers utilized in the sale of Securities will not confirm sales to accounts over which they exercise discretionary authority.

     MS & Co. and MSIL are wholly owned subsidiaries of the Company. Each offering of Securities and any market-making activities by MS & Co. with respect to Securities will be conducted in compliance with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any Securities, MS & Co., MSIL and other affiliates of the Company may offer and sell such Securities in the course of their business as broker-dealers (subject, in the case of Preferred Stock, Depositary Shares and Capital Units, to obtaining any necessary approval of the NYSE for any such offers and sales by MS & Co.). MS & Co., MSIL and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by MS & Co., MSIL and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Neither MS & Co., MSIL nor such other affiliates are obligated to make a market in any Securities and may discontinue any market-making activities at any time without notice.

                                 LEGAL MATTERS

     The validity of the Debt Securities, the Guarantees, the Preferred Stock and the Purchase Contracts will be passed upon for the Company by Jonathan M. Clark, General Counsel and Secretary of the Company and a Managing Director of MS & Co., or other counsel who is satisfactory to MS & Co. or MSIL, as the case may be, and an officer of the Company. Mr. Clark and such other counsel beneficially own, or have rights to acquire under an employee benefit plan of the Company, an aggregate of less than 1% of the common stock of the Company. Certain legal matters relating to the Debt Securities governed by the laws of England will be passed upon for MS plc by Linklaters & Paines. Certain legal matters relating to the Debt Securities, the Guarantees, the Preferred Stock and the Purchase Contracts will be passed upon for the Underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented and continues to represent the Company on a regular basis and in a variety of matters, including in connection with its merchant banking and leveraged capital activities. In this regard, certain partners of Davis Polk & Wardwell, acting through a separate partnership, acquired less than 1% of the common stock of a company of which the Company and a fund managed by the Company own a controlling interest.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company included in and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are, and audited consolidated financial statements and financial statement schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and financial statement schedules (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

            ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     The Company and certain affiliates of the Company, including MS & Co. and MSIL, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Debt Securities or Guarantees are acquired by or with the assets of a pension or other employee benefit plan with respect to which MS & Co. or any of its affiliates is a service provider, unless such Debt Securities or Guarantees are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. Any insurance company or pension or employee benefit plan proposing to invest in the Debt Securities or Guarantees should consult with its legal counsel.

                          MORGAN STANLEY GROUP INC.

                         MORGAN STANLEY FINANCE PLC

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrants. Other than the registration fee and the NASD filing fee, all of such expenses are estimated.

     Registration fee........................................................  $  172,414
     NASD filing fee.........................................................      30,500
     Blue Sky fees and expenses..............................................      35,000
     Printing and engraving expenses.........................................     250,000
     Legal fees and expenses.................................................     175,000
     Accounting fees and expenses............................................      50,000
     Trustees', Preferred Stock Depositary's and Capital Unit Agent's fees
       and expenses (including counsel fees).................................      30,000
     Miscellaneous...........................................................       7,086
                                                                               ----------
         Total...............................................................  $  750,000
                                                                               ==========

Item 15.   Indemnification of Officers and Directors

MS plc

     The indemnification of officers and directors of MS plc is governed by Sections 144, 310 and 727 of the UK Companies Act 1985, as amended, and the provisions of Article 12 of MS plc's Articles of Association.

     Section 310 of the Companies Act makes void any provision, whether contained in the Articles of Association of a company or any contract with a company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying such person against, any liability which by virtue of any rule of law would otherwise attach to such person in respect of any negligence, default, or breach of duty or of trust of which such person may be guilty in relation to the company. However, Section 310 does not prevent a company from purchasing and maintaining for any officer or auditor insurance against the liabilities referred to above. In addition, Section 310 does not prevent a company from indemnifying any officer or auditor who is a successful defendant in criminal or civil proceedings or who successfully applies for relief under Sections 144 or 727 of the Companies Act.

     Section 144 (Acquisition of a company's own shares by a nominee) and 727 (Power of court to grant relief in certain cases) of the Companies Act contain provisions for protecting directors in proceedings for negligence, default or breach of duty or of trust on the basis that the relevant director acted honestly and reasonably and that, having regard to all circumstances of the case, the director ought fairly to be excused. The court may relieve the director wholly or partially on such terms as it thinks fit.

     Article 12(A) of MS plc's Articles of Association mirrors the exceptions to
Section 310 of the Companies Act. That is, directors, auditors, secretaries and other officers of MS plc will be indemnified by MS plc out of its own funds from all costs, charges, losses, expenses and liabilities incurred by him in relation to or in connection with his duties, powers or office where the relevant director, auditor, secretary or other officer is a successful defendant in criminal or civil proceedings, or successfully applies for relief by the court.
Article 12(B) provides that the directors have the power to purchase and maintain insurance against any liability incurred by officers of the Company in respect of any act or omission in relation to or in connection with their duties, powers or office.

     The indemnification provisions described below under "The Company" also apply to officers and directors of MS plc.

The Company

     Article VI of the Restated Certificate of Incorporation of the Company and
Article VI of the By-Laws of the Company, each as amended to date, provide for the indemnification of directors and officers. Under these articles, any person who is a director or officer of the Company or a corporation all of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Company (a "Subsidiary") and any person who is or was serving at the request of the Company or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership or other enterprise shall be indemnified, to the fullest extent permitted by applicable law, by the Company if such person was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person was acting in such a capacity. The Restated Certificate of Incorporation and the By-Laws also permit, to the extent deemed advisable by the Board of Directors of the Company, indemnification, to the fullest extent permitted by applicable law, of any person who was or is an employee or agent (other than a director or officer) of the Company or a Subsidiary and who is involved in any of the aforementioned actions.

     The right to indemnification under the Restated Certificate of Incorporation and the By-Laws includes, to the fullest extent permitted by applicable law, the right to be paid the expenses (including attorneys' fees) incurred in connection with any proceeding in advance of its final disposition. The payment of any amounts to any indemnified person pursuant to the Restated Certificate of Incorporation and the By-Laws shall subrogate the Company to any right such person may have against any other person or entity.

     Under both the Restated Certificate of Incorporation and the By-Laws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or a Subsidiary, or is or was serving at the request of the Company or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise, against any expense, liability or loss asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company or a Subsidiary would have the power to indemnify him against such expense, liability or loss under the provisions of applicable law.

Item 16.  Exhibits

Exhibit
Number                                  Description
- -------                                 -----------
   1-a     Form of Underwriting Agreement for Debt Securities (to be filed by Form 8-K).

   1-b     Form of Underwriting Agreement for Preferred Stock (previously filed as an exhibit to the Company's
           Registration Statement on Form S-3 (File No. 33-65838) and incorporated herein by this reference).

   1-c     Form of Underwriting Agreement for Capital Units (previously filed as an exhibit to the Company's
           Current Report on Form 8-K dated November 19, 1993 and incorporated herein by this reference).

   4-a     Restated Certificate of Incorporation of the Company, as amended (previously filed as an exhibit to the
           Company's Registration Statement on Form S-3 (File No. 33-57833) and incorporated herein by this reference).

   4-b     Form of Certificate of Designation of Offered Preferred Stock (previously filed as an exhibit to the
           Company's Registration Statement on Form S-3 (File No. 33-65838) and incorporated herein by this reference).

   4-c     Form of Certificate of Offered Preferred Stock (previously filed as an exhibit to the Company's
           Registration Statement on Form S-3 (File No. 33-65838) and incorporated herein by this reference).

   4-d     Form of Deposit Agreement (including Form of Depositary Receipt) (previously filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 33-43542) and incorporated herein by this reference).

   4-e     Form of Senior Indenture among MS plc, the Company and Chemical Bank, Trustee (previously filed as an exhibit to the Registrants' Registration Statement on Form S-3 (File No. 33-51067) and
           incorporated herein by this reference).

   4-f     Subordinated Indenture dated as of November 15, 1993 among MS plc, the Company, as guarantor, and
           Chemical Bank, Trustee (previously filed as an exhibit to the Registrants' Registration Statement on Form
           S-3 (File No. 33-51067) and incorporated herein by this reference).

   4-g     Form of Capital Unit Agreement among the Company, MS plc, Chemical Bank, as Capital Unit Agent
           and Book-Entry Unit Depositary, and holders from time to time of Capital Units (including Form of
           Purchase Contract) (previously filed as an exhibit to the Company's Current Report on Form 8-K dated
           November 19, 1993 and incorporated herein by this reference).

   5-a     Opinion of Ralph L. Pellecchio, Assistant Secretary of the Company.

   5-b     Opinion of Linklaters & Paines, counsel to MS plc.

   12-a    Computation of Consolidated Ratio of Earnings to Fixed Charges (previously filed as an exhibit to the
           Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994 and incorporated herein by this reference).

   12-b    Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
           (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended
           October 31, 1994 and incorporated herein by this reference).

   23-a    Consent of Ernst & Young LLP.

   23-b    Consent of Ralph L. Pellecchio, Assistant Secretary of the Company (included in Exhibit 5-a).

   23-c    Consent of Linklaters & Paines, counsel to MS plc (included in Exhibit 5-b)

   24      Powers of Attorney (included on signature pages).

   25      Statement of Eligibility of Chemical Bank, Trustee under the Senior Indenture and the Subordinated
           Indenture.

Item 17.   Undertakings

     (1) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of London, England, on the 13th day of April, 1995.

                                                MORGAN STANLEY FINANCE PLC
                                                (Registrant)


                                                By  /s/ Richard S. Rosenthal
                                                  ------------------------------
                                                        Richard S. Rosenthal
                                                        Director

                               POWER OF ATTORNEY

     We, the undersigned directors and executive officers of Morgan Stanley Finance plc, hereby severally constitute Jonathan M. Clark, Philip N. Duff and Ralph L. Pellecchio, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to the registration statement filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of April, 1995.

               Signature                                         Title
               ---------                                         -----

        /s/ Richard S. Rosenthal
- ------------------------------------------                   Director
            Richard S. Rosenthal

        /s/ Ned R. Sachs
- ------------------------------------------                   Director
            Ned R. Sachs

        /s/ Charles B. Hintz
- ------------------------------------------                   Director
            Charles B. Hintz


- ------------------------------------------                   Director
            Thomas Riley

        /s/ Carolyn Twist
- ------------------------------------------                   Director
            Carolyn Twist


MORGAN STANLEY GROUP INC.                                    Authorized Representative in the
                                                             United States

By:     /s/ Ralph L. Pellecchio
   ---------------------------------------
            Ralph L. Pellecchio
            Assistant Secretary

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 13th day of April, 1995.


                                                MORGAN STANLEY GROUP INC.
                                                (Registrant)

                                                By  /s/ Richard B. Fisher
                                                  ------------------------------
                                                        Richard B. Fisher
                                                        Chairman

                               POWER OF ATTORNEY

     We, the undersigned directors and executive officers of Morgan Stanley Group Inc., hereby severally constitute Jonathan M. Clark, Philip N. Duff and Ralph L. Pellecchio, and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to the registration statement filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th of April, 1995.

               Signature                                         Title
               ---------                                         -----

    /s/ Richard B. Fisher
- ------------------------------------------                  Chairman, Managing Director
        Richard B. Fisher                                   and Director

    /s/ John J. Mack
- ------------------------------------------                  President, Managing Director
        John J. Mack                                        and Director

    /s/ Barton M. Biggs
- ------------------------------------------                  Managing Director and Director
        Barton M. Biggs

    /s/ Peter F. Karches
- ------------------------------------------                  Managing Director and Director
        Peter F. Karches

    /s/ Robert W. Matschullat
- ------------------------------------------                  Managing Director and Director
        Robert W. Matschullat

    /s/ Sir David A. Walker
- ------------------------------------------                  Director
        Sir David A. Walker

    /s/ Philip N. Duff
- ------------------------------------------                  Chief Financial Officer
        Philip N. Duff

    /s/ Eileen K. Murray
- ------------------------------------------                  Chief Accounting Officer and Controller
        Eileen K. Murray

    /s/ Daniel B. Burke
- ------------------------------------------                  Director
        Daniel B. Burke

               Signature                                         Title
               ---------                                         -----

    /s/ Richard B. Cheney
- ------------------------------------------                  Director
        Richard B. Cheney

    /s/ S. Parker Gilbert
- ------------------------------------------                  Director
        S. Parker Gilbert

    /s/ Allen E. Murray
- ------------------------------------------                  Director
        Allen E. Murray

    /s/ Paul F. Oreffice
- ------------------------------------------                  Director
        Paul F. Oreffice

    /s/ Paul J. Rizzo
- ------------------------------------------                  Director
        Paul J. Rizzo

                                 EXHIBIT INDEX

Exhibit
Number                      Description of Documents
- -------                     ------------------------

  5-a     Opinion of Ralph L. Pellecchio, Assistant Secretary of the
          Company.

  5-b     Opinion of Linklaters & Paines, counsel to MS plc.

  23-a    Consent of Ernst & Young LLP.

  25 Statement of Eligibility of Chemical Bank, Trustee under the Senior Indenture and the Subordinated Indenture.